UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2014

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05   Costs Associated With Exit Or Disposition Activities.

On March 10, 2014, Intersections Inc. (the “Company”) made the determination to cease ongoing operations at its subsidiary, Intersections Business Intelligence Services (DBA Zumetrics).  These operations are expected to wind down and cease during the three months ending June 30, 2014.  The Company plans to classify Zumetrics as a discontinued operation at the time it meets the requirements under U.S. GAAP and thereafter will no longer have a Market Intelligence segment.

The Company further expects that it will record expenses of approximately $1 million to $1.3 million, before income taxes, in its second quarter 2014 operating results. These expenses include non-cash expenses of approximately $1 million for the acceleration of depreciation on long-lived assets, as well as cash charges associated with one-time employee severance benefits and lease obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 14, 2014

INTERSECTIONS INC.

By:	/s/ Madalyn Behneman
	Name:	Madalyn Behneman
	Title:	Principal Accounting Officer